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EXHIBIT 12 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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For the Years Ended December 31,
In millions, except ratios                                             1994           1993           1992
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Consolidated operations:
  Income before income tax expense and cumulative effect of
     accounting changes                                              $    802       $    602*      $    775
  Fixed charges deducted from income
     Interest expense
       Consolidated                                                       526            483            508
       Relating to real estate operations                                   -              5              8
     Implicit interest in rents                                            16             15             13
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       Total fixed charges deducted from income                           542            503            529
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          Earnings available for fixed charges                       $  1,344       $  1,105*      $  1,304
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  Fixed charges per above                                            $    542       $    503       $    529
  Capitalized interest relating to real estate operations                  18             15             21
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          Total fixed charges                                        $    560       $    518       $    550
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          Ratio of earnings to fixed charges                              2.4            2.1            2.4
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Consolidated operations, corporate fixed charges only:
  Income before income tax expense and cumulative effect of
     accounting changes                                              $    802       $    602*      $    775
  Corporate fixed charges deducted from income - corporate
     interest expense                                                     121            121            126
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          Earnings available for fixed charges                       $    923       $    723*      $    901
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          Ratio of earnings to corporate fixed charges                    7.6            6.0            7.2
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American General Finance, Inc.:
  Income before income tax expense and cumulative effect of
     accounting changes                                              $    392       $    337       $    250
  Fixed charges deducted from income
     Interest expense                                                     416            380            398
     Implicit interest in rents                                            11             10              9
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          Total fixed charges deducted from income                        427            390            407
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          Earnings available for fixed charges                       $    819       $    727       $    657
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          Ratio of earnings to fixed charges                              1.9            1.9            1.6
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* Includes $300 million write-down of goodwill. Additional information is incorporated herein by reference from the section "1993 Significant Events" of
  MD&A in American General's 1994 ARS.